EXHIBIT 99.5

Acknowledgment, Agreement and Reaffirmation of Guarantors

     WHEREAS, the undersigned are parties to that certain Subsidiary Guaranty, dated as of June 27, 2001 (“Subsidiary Guaranty”), in favor of RENAISSANCE US GROWTH & INCOME TRUST PLC and BFSUS SPECIAL OPPORTUNITIES TRUST PLC (collectively the “Holders”) pursuant to the 8.00% Convertible Debentures dated as of June 27, 2001, (as amended, supplemented or otherwise modified from time to time, the “Debentures”), from DIGITAL RECORDERS, INC., a North Carolina corporation (the “Borrower”) in favor of Holders; and

     WHEREAS, the Borrower and Holders are parties to that certain Convertible Loan Agreement, dated as of June 27, 2001 (the “Loan Agreement”) pursuant to which the Holders purchased debentures for an aggregate principal amount of Three Million Dollars ($3,000,000); and

     WHEREAS, on even date herewith the Borrower and Holders have entered into the First Amendment to the Loan Agreement to provide for the issuance and purchase of additional 8% Convertible Debentures from the Borrower for an aggregate principal amount of One Million, One Hundred Fifty Thousand Dollars ($1,150,000) (the “Additional Debentures”).

     NOW, THEREFORE, in consideration of the promises and to induce the Holder to accept delivery of the Additional Debentures, the undersigned acknowledge and agree that the Additional Debentures shall be a part of their Obligations under the Subsidiary Guaranty. The undersigned hereby acknowledge and affirm their Obligations under the Subsidiary Guaranty, Debentures, and the other Loan Documents and any amendments thereto. The undersigned reaffirm that the Subsidiary Guaranty is and shall remain in full force and effect in accordance with the terms thereof. All terms used but not defined herein shall have the meaning given them in that certain Subsidiary Guaranty.

     In witness whereof, as of July ____, 2002.

TWIN VISION OF NORTH AMERICA, INC. By: —————————————— David C. Turney Chairman, CEO, President DIGITAL AUDIO CORPORATION By: —————————————— David C. Turney Chairman, CEO, President

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